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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                         the Securities Act of 1934



              Date of Report (Date of Earliest Event Reported)
                             September 18, 1998


                       GENERAL GROWTH PROPERTIES, INC.
           (Exact name of registrant as specified in its charter)



       Delaware                    1-11656                 42-1283895
    ---------------             ---------------       ----------------------
    (State or other            (Commission File         (I.R.S. Employer
    jurisdiction of                Number)            Identification Number)
    incorporation)


                110 N. Wacker Drive, Chicago, Illinois 60606
            (Address of principal executive offices)  (Zip Code)


                               (312) 960-5000
                               --------------
            (Registrant's telephone number, including area code)


                                     N/A
       (Former name or former address, if changed since last report.)




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Item 2.   Acquisition or Disposition of Assets.

Coastland Mall

On September 18, 1998, GGP Limited Partnership, a Delaware limited partnership (the "Operating Partnership" ), through its wholly-owned affiliate (Coastland Center, L.P., a Delaware limited partnership), acquired in an arms-length transaction Coastland Mall in Naples, Florida from Coastland Center Joint Venture, an unrelated third-party. The general partner of the Operating Partnership is General Growth Properties, Inc., a Delaware corporation (the "Company" ), which holds approximately a 61.14% general partnership interest in the Operating Partnership and 100% of the preferred units of the Operating Partnership.

The aggregate consideration paid by the Operating Partnership for the acquisition of Coastland Mall was approximately $114.5 million in cash (subject to prorations and to certain adjustments and payments to be made by the Operating Partnership) which was borrowed under the Company's line of credit with Union Bank Of Switzerland.

Although the Coastland transaction would not constitute the acquisition of a significant amount of assets for purposes of Item 2 of Form 8-K and although the Coastland transaction and the Company's acquisition of Southwest Plaza on April 3, 1998; the Altamonte Mall on July 21, 1998; the Pierre Bossier Mall on September 21, 1998 and the Spring Hill Mall on September 15, 1998 were not related transactions, the cumulative effect of the Coastland transaction and such other recent acquisitions could be deemed to constitute the acquisition of a significant amount of assets. Accordingly, this transaction is being reported pursuant to Item 2 of Form 8-K.

Coastland Mall opened in 1977 and was extensively remodeled in 1985 and 1986. It is a one-level mall containing approximately 925,000 square feet of retail gross leasable area. The center is anchored by Burdine's, Dillard's, Sears, and JC Penney. The mall includes approximately 335,000 square feet of mall shop space, which is currently approximately 92% occupied.




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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.



     (a),(b) The requisite financial information with respect to the Coastland Mall acquisition will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 60 days after the date by which this Form 8-K is required to be filed.


     (c) Exhibits

See Exhibit Index attached hereto and incorporated herein.





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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GENERAL GROWTH PROPERTIES, INC.


                                            By: /s/ Bernard Freibaum
                                               ----------------------------
                                               Bernard Freibaum
                                               Executive Vice President and
                                               Chief Financial Officer

                                               Date:   October 5, 1998





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                                EXHIBIT INDEX
                                -------------

Exhibit                              Name                                 Page
Number                                                                   Number


 99.2. Purchase and Sale Agreement dated as of the 18th day of September, 1998 by and between Coastland Center Joint Venture (seller) and
          Coastland Center, L.P. (purchaser).